UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  May 5, 2010

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Oil Service HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-16311 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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One Bryant Park
New York, New York 10036
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 29, 2010, the merger of BJ Services Company and Baker Hughes Inc. became effective.  As a result, BJ Services Company will no longer be an underlying constituent of the Oil Service HOLDRS Trust.  In connection with the merger, BJ Services Company shareholders will receive 0.40035 of a share of Baker Hughes Inc. and $2.69 in cash for each share of BJ Services Company.  The Bank of New York Mellon will receive 11.2098 shares of Baker Hughes Inc. and $75.32 for the 28 shares of BJ Services Company per 100 share round-lot of Oil Service HOLDRS.  Effective on the date distribution has been completed by The Depository Trust Company, 32.2098 shares of Baker Hughes Inc. will be required for creations/cancellations of each 100 share round-lot of Oil Service HOLDRS.  The record date and distribution date will be May 6, 2010 and May 10, 2010, respectively.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Oil Service HOLDRS Trust Prospectus Supplement dated May 5, 2010 to Prospectus dated April 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: May 5, 2010	By:	/s/ Liam B. O’Neil
		Name:	Liam B. O’Neil
		Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Oil Service HOLDRS Trust Prospectus Supplement dated May 5, 2010 to Prospectus dated April 15, 2010.